Exhibit 5.1

601 Lexington Avenue New York, NY 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

April 17, 2020

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

400 Atlantic Street, 10th Floor

Stamford, Connecticut 06901

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (together with CCO, the “Issuers”), CCO Holdings, LLC, a Delaware limited liability company (the “Company”), and each of the other entities listed on Exhibit A hereto (together with the Company, the “Guarantors”) in connection with the issuance and sale by the Issuers of (i) $1,600,000,000 aggregate principal amount of 2.800% Senior Secured Notes due 2031 (the “2031 Notes”) and (ii) $1,400,000,000 aggregate principal amount of 3.700% Senior Secured Notes due 2051 (together with the 2031 Notes, the “Notes”) under the Securities Act of 1933, as amended (the “Securities Act”), which are guaranteed by the Guarantors (the “Guarantees”).

The companies listed on Exhibit A hereto under the headings “Delaware Guarantors” are referred to herein as the “Delaware Guarantors.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, certificates of formation, bylaws, limited liability company agreements, limited partnership agreements and other organizational documents of the Issuers and the Delaware Guarantors, as applicable, (ii) the registration statement on Form S-3 (No. 333-222241) initially filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2017 (as amended by Amendment No. 1 thereto, filed August 13, 2018, and Amendment No. 2 thereto, filed June 24, 2019, the “Registration Statement”), (iii) the indenture, dated as of July 23, 2015 (the “Base Indenture”), by and among the Issuers, CCO Safari II, LLC, a Delaware limited liability company, and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), as supplemented by the sixteenth supplemental indenture thereto, dated as of the date hereof (together with the Base Indenture, the “Indenture”), by and among the Issuers, the Guarantors, the Trustee and the Collateral Agent, and (iv) copies of the Notes.

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April 17, 2020 Page 2

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the Delaware Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers and the Delaware Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that (i) the Notes are binding obligations of the Issuers and (ii) the Guarantees are binding obligations of the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K in connection with the sale of the Notes. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

April 17, 2020 Page 3

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture, the Notes and the Guarantees and the performance by the Issuers and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Issuer or any of the Guarantors is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

Guarantors

Delaware Guarantors

Bresnan Broadband Holdings, LLC

Bresnan Digital Services, LLC

Bright House Networks Information Services (Alabama), LLC

Bright House Networks Information Services (California), LLC

Bright House Networks Information Services (Florida), LLC

Bright House Networks Information Services (Indiana), LLC

Bright House Networks Information Services (Michigan), LLC

CC Fiberlink, LLC

CC VI Fiberlink, LLC

CC VII Fiberlink, LLC

CCO Fiberlink, LLC

CCO NR Holdings, LLC

Charter Advanced Services (MO), LLC

Charter Communications VI, L.L.C.

Charter Communications, LLC

Charter Distribution, LLC

Charter Fiberlink – Alabama, LLC

Charter Fiberlink – Georgia, LLC

Charter Fiberlink – Illinois, LLC

Charter Fiberlink – Maryland II, LLC

Charter Fiberlink – Michigan, LLC

Charter Fiberlink – Missouri, LLC

Charter Fiberlink – Nebraska, LLC

Charter Fiberlink – Tennessee, LLC

Charter Fiberlink CA-CCO, LLC

Charter Fiberlink CC VIII, LLC

Charter Fiberlink CCO, LLC

Charter Fiberlink CT-CCO, LLC

Charter Fiberlink LA-CCO, LLC

Charter Fiberlink MA-CCO, LLC

Charter Fiberlink MS-CCVI, LLC

Charter Fiberlink NC-CCO, LLC

Charter Fiberlink NH-CCO, LLC

Charter Fiberlink NV-CCVII, LLC

Charter Fiberlink NY-CCO, LLC

Charter Fiberlink OR-CCVII, LLC

Charter Fiberlink SC-CCO, LLC

Charter Fiberlink TX-CCO, LLC

Charter Fiberlink VA-CCO, LLC

Charter Fiberlink VT-CCO, LLC

Charter Fiberlink WA-CCVII, LLC

Charter Leasing Holding Company, LLC

Charter Procurement Leasing, LLC

DukeNet Communications, LLC

Marcus Cable Associates, L.L.C.

Spectrum Advanced Services, LLC

Spectrum Gulf Coast, LLC

Spectrum Mid-America, LLC

Spectrum Mobile, LLC

Spectrum Mobile Equipment, LLC

Spectrum New York Metro, LLC

Spectrum NLP, LLC

Spectrum Northeast, LLC

Spectrum Oceanic, LLC

Spectrum Originals, LLC

Spectrum Originals Development, LLC

Spectrum Pacific West, LLC

Spectrum Reach, LLC

Spectrum RSN, LLC

Spectrum Security, LLC

Spectrum Southeast, LLC

Spectrum Sunshine State, LLC

Spectrum TV Essentials, LLC

Spectrum Wireless Holdings, LLC

TC Technology LLC

Time Warner Cable Business LLC

Time Warner Cable Enterprises LLC

Time Warner Cable Information Services (Alabama), LLC

Time Warner Cable Information Services (Arizona), LLC

Time Warner Cable Information Services (California), LLC

Time Warner Cable Information Services (Colorado), LLC

Time Warner Cable Information Services (Hawaii), LLC

Time Warner Cable Information Services (Idaho), LLC

Time Warner Cable Information Services (Illinois), LLC

Time Warner Cable Information Services (Indiana), LLC

Time Warner Cable Information Services (Kansas), LLC

Time Warner Cable Information Services (Kentucky), LLC

Time Warner Cable Information Services (Maine), LLC

Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC

Time Warner Cable Information Services (Missouri), LLC

Time Warner Cable Information Services (Nebraska), LLC

Time Warner Cable Information Services (New Hampshire), LLC

Time Warner Cable Information Services (New Jersey), LLC

Time Warner Cable Information Services (New Mexico), LLC

Time Warner Cable Information Services (New York), LLC

Time Warner Cable Information Services (North Carolina), LLC

Time Warner Cable Information Services (Ohio), LLC

Time Warner Cable Information Services (Pennsylvania), LLC

Time Warner Cable Information Services (South Carolina), LLC

Time Warner Cable Information Services (Tennessee), LLC

Time Warner Cable Information Services (Texas), LLC

Time Warner Cable Information Services (Virginia), LLC

Time Warner Cable Information Services (Washington), LLC

Time Warner Cable Information Services (West Virginia), LLC

Time Warner Cable Information Services (Wisconsin), LLC

Time Warner Cable, LLC

TWC Administration LLC

TWC Communications, LLC

TWC SEE Holdco LLC

TWCIS Holdco LLC

Other Guarantors

Bresnan Broadband of Colorado, LLC

Bresnan Broadband of Montana, LLC

Bresnan Broadband of Utah, LLC

Bresnan Broadband of Wyoming, LLC